Exhibit 10.3

Rubio’s Restaurants, Inc.

2008 Equity Incentive Plan

Amendment No. 1

1.           Section 3(a) entitled “Aggregate Limits” of the 2008 Equity Incentive Plan (the “Plan”) is hereby amended to add a new sentence at the end thereof to read as follows:

“Notwithstanding the preceding sentence, no Shares shall be added to the aggregate share reserve in accordance with the preceding sentence with respect to the 2010 and 2011 calendar years.”

2           A new Section 3(c) entitled “Full Value Award Limits” is added to the Plan as follows:

“(c)           Full Value Award Limits.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Awards that may be granted under the Plan in the form of Full Value Awards shall not exceed twenty-five percent (25%) of the total number of Awards not exceed the total number of Shares authorized for issuance under the Plan, including the additional Shares made available each calendar year pursuant to the second sentence in Section 3(a) of the Plan.  For this purpose, a “Full Value Award” shall be defined as any Stock Award settled in Shares other than a Stock Appreciation Right or other similar awards made pursuant to Section 11 of the Plan.”

3.           All other terms and provisions of the Plan shall remain in full force and effect.

Executed this 29th day of July, 2009.

RUBIO’S RESTAURANTS, INC.

By:	/s/ Frank Henigman
Name:	Frank Henigman
Title:	Senior Vice President and Chief Financial Officer